Airports Authority of Thailand

No. Tor.Or.Tor. 2911/2542

                                                                    14 June 1999


Re                Commencement of Agreement and Collection of Rents

To                Managing Director, King Power Duty Free Co., Ltd.

Reference         Letter of the Airports Authority of Thailand,
                  No. Tor.Or.Tor. 2105/2542 dated 4 May 1999

Enclosure         Two charts showing locations of the leased spaces


Pursuant to the referenced letter, the Airports Authority of Thailand (AAT) has leased out to King Power Duty Free Co., Ltd. for installing carts selling duty free merchandize for additional six selling points in the departure lounge, on the 3rd floor of the International Passengers Terminal 1 and 2, the Bangkok International Airport, covering 3 sqm. per selling point, as detailed therein.

Now, the Company has installed additional carts selling duty free merchandize and made use of the new spaces since 1 June 1999. AAT would like to inform additional details as follows :

1.       Leased spaces are :

         1.1 Five selling points in the departure lounge, on the 3rd Floor of the International Passengers Terminal 1, the Bangkok International Airport, according to the attached chart #1, namely

                  1.1.1    Zone 3266 H, covering 5 sqm.
                  1.1.2    Zone 3266 J, covering 5 sqm.
                  1.1.3    Zone 3266 K, covering 5 sqm.
                  1.1.4    Zone 3266 L, covering 5 sqm.
                  1.1.5    Zone 3266 M, covering 5 sqm.

         1.2 Zone No. 3266 N in the departure lounge, on the 3rd Floor of the International Passengers Terminal 2, the Bangkok International Airport, covering 5 sqm., according to the attached chart #2.

2. The Company's representative (Mr. Sombat Dechapanichkun) has signed his name verifying the spaces and commencement date of use on the attached charts accordingly. AAT would like to commence the agreement and collect the rents, fees and taxes from 1 June 1999 onwards at the rates already notified to the Company.

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3.       The Company is requested to proceed with the Lease Agreement  at  Legal
         Division,  Administrative  Department, 2nd Floor  of  AAT Head   Office
         Building, Vibhavadi Rangsit Road, Tel. 535-1405 or 535-1815.

Please be informed accordingly.



                                                         Yours sincerely,


                                    Wing Commander            - signed -
                                                         (Uthai Thaisanthad)
                                  General Manager, Bangkok International Airport
                                                         For Managing Director

Bangkok International Airport Department
Tel.     535-1262
Fax      535-1065